Exhibit 10.5

TD BANKNORTH INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT – CASH SETTLEMENT
AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

     THIS AWARD AGREEMENT (the “Agreement”) is made as of this ___day of May 2005 (hereinafter referred to as the “Date of Grant”) by and between TD Banknorth Inc. (the “Company”) and ___(the “Participant”). Defined terms, unless otherwise defined herein, shall have the same meaning as set forth in the Plan (as hereinafter defined).

WITNESSETH:

     WHEREAS, the Company has adopted the Amended and Restated 2003 Equity Incentive Plan (the “Plan”), which is hereby incorporated in its entirety by reference herein; and

     WHEREAS, the Company desires to grant to the Participant Restricted Stock Units, as described in the Plan.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and the Participant agree as follows:

     1. Restricted Stock Units. The Company hereby grants to the Participant an Award of ___Restricted Stock Units (the “Stock Units”), with each Stock Unit representing one share of common stock, $0.01 par value per share, of the Company (the “Common Stock”), upon the terms and conditions set forth herein. The number of Stock Units is subject to adjustment as provided in the Plan. The Stock Units represent an unfunded, unsecured deferred compensation obligation of the Company.

     2. Vesting of Restricted Stock Units.

     (a) The Stock Units granted by this Agreement shall become 100% vested on the three-year anniversary of the Date of Grant, except as otherwise provided in the Plan and in this Agreement.

     (b) Notwithstanding the general rule set forth above, all Stock Units held by the Participant whose Service to the Company or any Affiliate terminates due to death, Disability or Retirement (as defined below ) shall be deemed earned and become fully vested as of the Participant’s last day of Service with the Company or any Affiliate. In addition, all Stock Units held by the Participant shall be deemed to be earned and fully vested upon the occurrence of a Change of Control.

     (c) For purposes of this Agreement, “Retirement” means voluntary termination of employment with the Company or any Affiliate after the Participant has (A) attained age 62.5 and (B) either (1) has become eligible for a fully vested benefit under the Company’s Retirement

Plan, or (2) if at the time of retirement, the Participant was employed by an Affiliate that is not an “Employer” as defined in the Retirement Plan, would have become so eligible if his or her Affiliate employer were an “Employer” as defined in the Retirement Plan, provided that no Retirement may occur prior to the one-year anniversary of the Date of Grant.

     (d) If the Participant’s Service shall be terminated for any reason other than death, Disability or Retirement prior to the three-year anniversary of the Date of Grant, then this Agreement and the Stock Units covered hereby shall expire immediately upon such termination and all of the Stock Units shall be forfeited. The Participant shall thereafter have no rights under this Agreement and no rights to receive the cash payment specified in Section 3 below.

     3. Settlement in Cash. When the Stock Units become fully vested pursuant to Section 2 of this Agreement, the Company shall, subject to the implementation of an arrangement between the Company and the Participant to effect all necessary tax withholding, pay a lump sum cash amount to the Participant equal to (a) the closing sales price of one share of Common Stock on the vesting date (or the nearest immediately preceding trading date if the Common Stock is not traded on the vesting date), multiplied by (b) the number of Stock Units subject to this Agreement.

     4. Withholding. The Company’s obligation to deliver the cash payment specified in Section 3 hereof shall be subject to the Participant’s satisfaction of all applicable federal, state, local and other income and employment tax withholding requirements as required by the Plan.

     5. No Voting of Underlying Shares of Common Stock; No Dividends. Because no shares of Common Stock will be issued pursuant to this Agreement, the Participant shall have no right to vote the underlying shares of Common Stock at any time or to receive any dividends thereon.

     6. Terms and Conditions. The terms and conditions included in the Plan are incorporated herein by reference, and to the extent that any conflict may exist between the terms and conditions included in the Plan and the terms of this Agreement, the terms and conditions included in the Plan shall control.

     7. Transferability. Neither this Agreement nor the Stock Units covered by this Agreement nor the shares of Common Stock underlying the Stock Units may be assigned, alienated, pledged, attached, sold or otherwise transferred, encumbered or disposed of by the Participant at any time, except that this Agreement and the Stock Units may be transferred by will or the laws of descent and distribution or pursuant to a QDRO.

     8. Administration and Interpretation. The authority to interpret and administer this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Committee of the provisions of the Plan or this Agreement made in good faith shall be final and binding on all parties.

     9. Not an Employment Contract. The grant of the Stock Units covered by this Agreement does not confer on the Participant any right with respect to continuance of employment or other Service with the Company or any Affiliate, nor shall it interfere in any way with any right the Company or any Affiliate would otherwise have to terminate or modify the terms of the Participant’s employment or other Service at any time.

     10. Notices. Any written notice provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if it is hand delivered, sent by fax or overnight courier, or sent by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the following address: TD Banknorth Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540 Attention: General Counsel.

     11. Amendment. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant. In the event that the Committee determines, after a review of Section 409A of the Code and all applicable Internal Revenue Service guidance, that the Plan or any provision thereof or Award thereunder should be amended to comply with Section 409A of the Code, the Committee may amend the Plan and this Agreement to make any changes required to comply with Section 409A of the Code.

     12. No Personal Liability. The Participant agrees that no member of the Committee or of the Board or the Company or its Affiliates shall be personally liable for any actions taken in good faith in connection with the Plan or this Agreement.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[NOTE: Section 14 below is only for inclusion in grant agreements for the 23 officers who have an employment or retention agreement.]

     14. Consent to Amended Definition. The Company and the Participant expressly agree that, notwithstanding any provision in any employment or retention agreement between the Company and the Participant to the contrary, the term “Change of Control” shall have the meaning set forth in the Plan, and not as set forth in any employment or retention agreement between the Company and the Participant. The Participant acknowledges that the definition of Change of Control included in the Plan may in certain circumstances be less favorable to the Participant, and the Participant agrees to such change. Except as expressly noted in this Section 14, this Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms of any employment or retention agreement between the Company and the Participant.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand, all as of the day first above written.

ATTEST:	TD BANKNORTH INC.

By:

Name:	Name:

Title:	Title:

PARTICIPANT

Name:

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